EXHIBIT 31.2
                                 CERTIFICATIONS

      I, James J. Kovac, Executive Vice President and Chief Financial Officer of EFC Bancorp, Inc., certify that:

      (1) I have reviewed this quarterly report on Form 10-Q/A of EFC Bancorp, Inc.;

      (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;



Date: January 15, 2004              /s/ James. J. Kovac
                                    --------------------------------------------
                                    James J. Kovac
                                    Executive Vice President and
                                       Chief Financial Officer
                                    (principal financial and accounting officer)